Exhibit 99.1

COWEN GROUP AND LABRANCHE & CO MERGER CONSUMMATED

NEW YORK, NY, June 29, 2011— Cowen Group, Inc. (“Cowen”) (NASDAQ: COWN) and LaBranche & Co Inc. (“LaBranche”) (NYSE: LAB) today announced that all requisite regulatory approvals have been received and the merger between the companies was consummated pursuant to the terms of the merger agreement after the market close on June 28, 2011.  The combined company will continue as Cowen Group, Inc. and trade under the ticker symbol “COWN” on the NASDAQ Stock Market. As of the close of market on June 28, LaBranche stock was delisted and will no longer trade on the New York Stock Exchange.

“We are very pleased to close this transaction and on behalf of all of my colleagues, I welcome LaBranche’s employees, clients and all its constituents to Cowen,” commented Peter Cohen, Cowen’s Chairman and Chief Executive Officer. “Through the transaction, I believe the combined company should be able to accelerate its sector-focused sales and trading business growth plans in the area of electronic trading, broaden its global opportunities, and better utilize its balance sheet to generate attractive risk-adjusted returns via strategic and opportunistic investments in new businesses and professionals across the organization. We will start the integration process immediately and I expect it will proceed expeditiously.”

Pursuant to the terms of the merger agreement, Cowen acquired LaBranche in a stock-for-stock merger transaction. LaBranche shareholders received a fixed ratio of 0.9980 of a share of Cowen Class A common stock for each outstanding share of LaBranche common stock. The total Cowen shares issued to LaBranche shareholders represent approximately 35 percent of the combined company shares outstanding after the transaction close.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment management, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company’s alternative investment management segment, while Cowen and Company is its broker-dealer segment. Its alternative investment management products, solutions and services include hedge funds, replication products, managed futures funds, fund of funds, real estate, health care royalty funds and cash management services. Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the market opportunity and future business prospects of the combined company. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Consequently, all forward-looking statements made during this communication are qualified by those risks, uncertainties and other factors.

These factors include, but are not limited to, (1) the ability to recognize the anticipated benefits of the combination of Cowen and LaBranche, including potential cost savings; and (2) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors.

Actual results may differ materially and reported results should not be considered an indication of future performance. Please reference the SEC filings of LaBranche and Cowen, which are available on their respective web sites, for detailed descriptions of factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Additional information concerning these and other risk factors is contained in the joint proxy statement/prospectus, as well as LaBranche’s and Cowen’s most recently filed Annual Reports on Form 10-K and Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, as such filings may be amended from time to time. Except for the ongoing obligations of LaBranche and Cowen to disclose material information under the federal securities laws, neither LaBranche nor Cowen undertakes any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contact Information:

Peter Poillon, 646-562-1983

Head of Investor Relations / Corporate Communications